UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2008

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2008, Spansion LLC (the “Company”), a wholly owned subsidiary of Spansion Inc., entered into an equipment lease agreement (the “Agreement”), with Macquarie Electronics USA Inc. (“Macquarie”). Under the Agreement, the Company leased from Macquarie certain semiconductor equipment (the “Equipment”) for a period of 36 months, at a value of €33,103,622.50 (approximately US$52,105,102, based on a U.S. dollar to euro exchange rate of $1.5740 to €1 as of March 26, 2008) (the “Transaction Amount”).

At the end of the term of the Agreement, the Company may elect to purchase the equipment at its fair market value (not to exceed 10.37% of the original purchase cost plus all applicable taxes), renew the Agreement with similar terms and conditions as the original lease agreement, or return the equipment.

SIGNATURES

Pursuant to other requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC. (Registrant)

Date: April 1, 2008	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer